Exhibit 99.2

Form of

Instructions to Registered Holder and/or

Book-Entry Transfer Facility Participant

from Beneficial Owner

of

CDW LLC

CDW Finance Corporation

8.0% Senior Secured Notes due 2018

Rule 144A Notes (CUSIP 12513GAU3 and ISIN US12513GAU31)

Regulation S Notes (CUSIP U1253FAG0 and ISIN USU1253FAG01)

and

8.5% Senior Notes due 2019

Rule 144A Notes (CUSIP 12513NAA2 and ISIN US12513NAA28)

Regulation S Notes (CUSIP U1253WAA6 and ISIN USU1253WAA63)

To Registered Holders and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the prospectus, dated                    , 2011, of CDW LLC and CDW Finance Corporation (together, the “Issuers”) and accompanying letter of transmittal, that together constitute the Issuers’ offers to exchange (i) up to $500,000,000 aggregate principal amount of 8.0% Senior Secured Notes due 2018, Series B (together with the guarantees thereof, the “Senior Secured Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), of the Issuers, for a like aggregate principal amount of outstanding 8.0 % Senior Secured Notes due 2018 (together with the guarantees thereof, the “Outstanding Senior Secured Notes”) of the Issuers and (ii) up to $1,175,000,000 aggregate principal amount of 8.5% Senior Notes due 2019, Series B (together with the guarantees thereof, the “Senior Exchange Notes,” and together with the Senior Secured Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, of the Issuers, for a like aggregate principal amount of outstanding 8.0% Senior Notes due 2019 (together with the guarantees thereof, the “Outstanding Senior Notes,” and together with the Outstanding Senior Secured Notes, the “Outstanding Notes”) of the Issuers.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offers with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount for each series):

U.S. $            of Outstanding Senior Secured Notes

U.S. $            of Outstanding Senior Notes

With respect to the exchange offers, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER ALL of the Outstanding Notes held by you for the account of the undersigned.

☐	TO TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of outstanding notes to be tendered (if any)):

U.S. $            of Outstanding Senior Secured Notes

U.S. $            of Outstanding Senior Notes

☐	NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the Exchange Notes acquired pursuant to the applicable exchange offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of such Exchange Notes, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (4) the undersigned is not an “affiliate” of CDW LLC or CDW Finance Corporation within the meaning of Rule 405 under the Securities Act and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If any Holder or any other person, including the undersigned, is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the notes to be acquired in the applicable exchange offer, the Holder or any other person, including the undersigned: (i) may not rely on applicable interpretations of the staff of the SEC; and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of Outstanding Notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns such Outstanding Notes tendered and is entitled to tender such Outstanding Notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer such tendered Outstanding Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Outstanding Notes, and that, when the same are accepted for exchange, the Issuers will acquire good and marketable title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

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